SELWAY CAPITAL ACQUISITION CORPORATION ANNOUNCES AGREEMENT FOR
BUSINESS COMBINATION

Target Company Highlights:

•	One of the fastest growing pharmacy benefit managers (PBMs) in the market.
•	Compelling business model offering customers full transparency on their employee drug benefit expenditures.
•	Substantial growth and high customer retention
•	Ability to deliver cost savings for employers while offering high quality of service.
•	Mixed distribution model including direct sales and private-label partnerships.

New York, NY – January 31, 2013 – Selway Capital Acquisition Corporation (OTCBB: SWCA, SWCAW, SWCAU) announced today that it has signed a definitive agreement to enter into a business combination with Healthcare Corporation of America, Inc. (HCCA), which is one of the fastest growing PBM’s in the market. Upon closing, Selway will change its name to Healthcare Corporation of America.

Management expects the closing to occur by mid-March 2013, subject to the satisfaction of closing conditions specified in more detail in the Current Report on Form 8-K to be filed by Selway.

Selway does not require shareholder approval to close the transaction. The combined company plans to conduct a post-closing tender offer so its public shareholders have the opportunity to convert their shares and participate in the transaction. The combined company will file the necessary documents with the Securities and Exchange Commission within thirty days after the closing of the business combination.

Business Overview

Healthcare Corporation of America is a rapidly growing pharmacy benefit manager, or PBM. Its mission is to reduce prescription drug costs for clients while improving the quality of drug care. It administers prescription drug benefits programs for employers who contract with it in order to provide this component of healthcare benefits to their employees. A growing customer base includes commercial clients of various sizes and industries, business associations and trade groups, local government entities, labor unions, charitable and non-profit organizations, and third-party administrators of self-insured benefit plans. The business model is firmly based on price transparency and proactive benefit cost management. The company operates in the marketplace under the name of its subsidiary, Prescription Corporation of America, or PCA.

HCCA has its headquarters in Denville, New Jersey.

HCCA has experienced rapid growth since operating under its current business model. In its first year in the market, 2010, the company booked approximately $358,469 of revenue. In 2011, it reached $28.2 million of revenue. Pending results of its audit, the company is expected to have approximately $38.4 million of revenue in 2012.

Selway’s management expects significant revenue growth of the combined company to continue in 2013, with revenue expected to be at least $80 million. “We told our investors that we would find a fast growing company to merge with. This was not about finding an acquisition, but rather about finding a growth story in a large market. We have found that company in HCCA,” said Yaron Eitan, the President and CEO of Selway.

The Transaction

The current owners of HCCA will receive the following consideration:

Consideration at Closing

•	5,200,000 common shares of Selway Capital Acquisition Corporation.
•	Notes with an aggregate principal amount of $10 million will be issued by Selway, with $7.5 million going to HCCA shareholders and $2.5 million going to certain members of the HCCA management team. The notes do not bear interest and are to be repaid from 25% of the combined company’s free cash flow above $2 million.
•	1,500,000 Selway common shares will be issued as management incentive shares to certain members of the HCCA management team, vesting in three equal installments of 500,000 in each of September 2013, June 2014 and June 2015.
•	592,500 Selway common shares will be issued to holders of HCCA’s preferred stock, and up to 592,500 additional Selway common shares may be issued to holders of HCCA promissory notes with an aggregate face value of $5,925,000 at the note holders’ election subject to the terms of the notes.
•	The company’s strategic partner, a third party administrator of benefit plans, will receive warrants to purchase an aggregate of 85,000 Selway common shares at an exercise price of $7.50 per share in exchange for cancellation of outstanding warrants to purchase up to 2,000,000 HCCA common shares at an exercise price of $1.00 per share.
•	The combined company is also authorized, but not required, to issue: (i) incentive warrants to purchase an aggregate of 175,000 Selway common shares at an exercise price of $7.50 per share to a strategic partner, a third party administrator of benefit plans; and (ii), incentive warrants to purchase 15,000 Selway common shares at an exercise price of $10.00 per share for every $10,000,000 in new receivables generated by certain customers of the company.

Earn-Out Shares

HCCA stockholders will also be eligible for earnout payments of up to 2,800,000 Selway common shares in accordance with the following: (i) 1,400,000 shares to be awarded if the combined company achieves consolidated gross revenue of $150,000,000 for the twelve months ended March 31, 2014 or June 30, 2014; and (ii) 1,400,000 shares to be awarded if the combined company achieves consolidated gross revenue of $300,000,000 for the twelve months ended March 31, 2015 or June 30, 2015.

Should the combined company be sold for a price per share of $15 or greater prior to June 30, 2015, then all earn-out shares shall vest.

Sponsor’s Warrants

Selway Capital Holdings, LLC is the sponsor of Selway Capital Acquisition Corporation. In conjunction with the IPO of Selway, the sponsor acquired 2,333,333 warrants at a price of $0.75 per warrant. These warrants are identical to those held by public investors in the IPO, who received one redeemable share and one detachable warrant.

In conjunction with the closing, the sponsor has agreed to exchange 1,333,333 warrants, for which it paid $1 million, for 100,000 common shares of Selway Capital Acquisition Corporation. Additionally, it has agreed to amend the terms of the remaining 1,000,000 warrants so that the exercise price is $10 and not $7.50, and so that they will be exercisable only for cash and so that the sponsor must exercise them if the share price of the combined company is $12 or more for a thirty day period.

The proceeds from the cash exercise will be paid as follows: 75% to the selling shareholders and 25% to certain members of the management team.

More information about this transaction and about Selway is available in Selway’s public filings, which are available from the SEC website: (www.sec.gov).

About Selway

Selway Capital Acquisition Corporation was formed in 2011 for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, an interest in an operating business. Selway’s offices are located at 900 3rd Avenue, 19th Floor, New York, NY 10022.

No Assurances

There can be no assurance that the transaction will be completed, nor can there be any assurance, if the transaction is completed, that the potential benefits of combining the companies will be realized. The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the transaction, copies of which will be filed by Selway with the SEC.

Pre-commencement Communication; No Offer to Purchase

The planned tender offer described herein for shares of Selway Capital Acquisition Corporation has not yet commenced. Each description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The solicitation and the offer to buy Selway shares will be made pursuant to an offer to purchase and related materials that Selway intends to file with the Securities and Exchange Commission (the “SEC”) following the closing of the business combination. At the time the offer is commenced, Selway will file a tender offer statement on Schedule TO and other offer documents with the SEC. The tender offer documents (including an offer to purchase, a related letter of transmittal and other offer documents) will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all holders of Selway shares subject to the tender offer when available. In addition, all of these materials (and all other materials filed by Selway with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Holders of Selway shares subject to the tender offer are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the tender offer because they will contain important information about the tender offer, the business combination and the parties to the business combination.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical facts, all statements included in this report regarding the company or HCCA’s, Selway’s, or the combined company’s strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding Target’s industry, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. For example, we are using forward looking statements when we discuss the anticipated closing of the business combination with HCCA, or when we discuss the expected revenue growth of the combined company. The business combination parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the business combination parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: the number and percentage of Selway public stockholders redeeming shares in the tender offer; changing principles of generally accepted accounting principles; outcomes of government reviews, inquiries, investigations and related litigation; compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the pharmaceutical benefits management and related services industry; fluctuations in customer demand; management of rapid growth; changes in government policy; overall economic conditions and local market economic conditions; the company’s ability to expand through strategic acquisitions and establishment of new locations; and geopolitical events. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the business combination parties. Except as otherwise required by law, neither Selway nor HCCA assumes any obligation to update any forward-looking statements. For a more detailed description of the risks and uncertainties affecting Selway, reference is made to Selway’s reports filed from time to time with the Securities and Exchange Commission

Contact:

Edmundo Gonzalez

CFO

Selway Capital Acquisition Corporation

(646) 421-6667

egonzalez@selwaycapital.com